UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2018

LEAF GROUP LTD.

(Exact name of Registrant as specified in its charter)

Delaware	001-35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1655 26th Street Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 656-6253

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 25, 2018, the board of directors of the Company (the “Board”) appointed Beverly K. Carmichael to serve as a Class III director, filling the vacancy created by the resignation of Fred Harman on January 11, 2018. As a Class III director, Ms. Carmichael will be up for re-election at the Company’s 2019 annual meeting of stockholders.

Ms. Carmichael has over 25 years of experience in human resources and employment law in both operational and legal roles.  In January 2018, she joined Red Robin Gourmet Burgers, Inc. as Executive Vice President and Chief People, Culture, and Resource Officer. Ms. Carmichael previously served as Senior Vice President and Chief People Officer of Cracker Barrel Old Country Store from January 2014 to December 2017. Prior to that, she was Founder and Chief Executive Officer of Star HR, LLC from April 2010 to April 2014 where she provided customized HR solutions to small businesses and start-up companies. Ms. Carmichael also served as an Adjunct Professor/Advisor at the Michael F. Price College of Business from 2010 through 2013. She served as Executive Vice President, Chief People Officer at Ticketmaster from August 2006 to August 2009. Prior to joining Ticketmaster, she was Vice President of HR — Talent Acquisition, Learning and Organizational Development at Rockwell Collins from 2005 — 2006.  Prior to her time with Rockwell Collins, Ms. Carmichael spent 10 years at Southwest Airlines Co. in various roles including Senior Vice President, Labor and Employee Relations; Vice President, People (Human Resources); and Chief Counsel, Labor and Employment. She also spent 4 years as a litigation and employment law attorney at the law firm of Manatt Phelps & Phillips.  Ms. Carmichael earned both a JD and a BBA from the University of Oklahoma.

There are no arrangements between Ms. Carmichael and any other person pursuant to which Ms. Carmichael was selected to serve as a director, nor are there any transactions to which the Company or any of its subsidiaries is a party and in which Ms. Carmichael has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Ms. Carmichael is eligible to receive compensation pursuant to the Company’s outside director compensation program, which provides for an annual cash retainer of $50,000, plus additional amounts for serving on or chairing any of the Board committees.  Ms. Carmichael is also eligible to receive an initial equity award with an aggregate grant date fair value of $150,000, consisting of a restricted stock unit award with a grant date fair value of $75,000 and a non-qualified stock option award with a grant date fair value of $75,000, each of which vests over three years, and annual equity awards pursuant to the terms of the outside director compensation program. All equity awards granted pursuant to the outside director compensation program are subject to the director’s continued service on the Board and are subject to acceleration upon the occurrence of specified events. In connection with her appointment as a director, Ms. Carmichael entered into the Company’s standard form of indemnification agreement.

Item 7.01                                           Regulation FD Disclosure.

On July 26, 2018, the Company issued a press release announcing the appointment of Beverly K. Carmichael (the “Press Release”). The Press Release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

99.1                        Press release dated July 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAF GROUP LTD.

Date: July 26, 2018	By:	/s/ Adam F. Wergeles
Adam F. Wergeles
General Counsel